SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 15, 2010

Li-ion Motors Corp.
(Exact Name of Registrant as Specified in Its Charter)

Nevada	000-33391	88-0490890
(State or Other Jurisdiction	(Commission	( I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

4894 Lone Mountain #168, Las Vegas NV	89130
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (702) 425-7376

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On April 15, 2010, Li-ion Motors Corp. (“we”, “us” or the “Company”) entered into a Loan Agreement, dated as of April 15, 2010 (the “Loan Agreement”), with Winsor Capital Inc. (the “Lender”).  Each Note issued under the Loan Agreement is due three years from the date of its issuance. The Loan Agreement provides for a loan to the Company of up to $2,000,000 (the “Loan”), with a minimum initial loan of $250,000 within 60 days of the date of the Loan Agreement.  This is not a revolving facility, and any principal repaid by us will not be available for additional advances to us under the Loan Agreement. We cannot, without the Lender’s consent prepay all or part of the Loan. The notes evidencing the installments of the Loan bear interest payable monthly in arrears at the rate of 10% per annum, and mature and are due and payable three years from the date of issuance.

The loans under the Loan Agreement are secured by shares of our common stock held by the Lender. We are required to issue shares as collateral (“Share Collateral”) at the rate of five shares of our common stock for each dollar principal amount of the Loan advanced to us. In the event of a reverse stock split or combination of shares, the number of shares of common stock constituting the Share Collateral will, immediately following such reverse stock split or combination of shares, be increased by a new issuance of common stock of the Company to that number of shares constituting the Share Collateral immediately prior to such reverse stock split or combination of shares. The certificates representing any share dividends that we pay during the term of the Loan with respect to the Shares being held in escrow shall be credited and delivered to the Lender and held by the Lender pursuant to the terms of the Loan Agreement.

After the Lender has disbursed the first $1,000,000 principal amount of the Loan to us, the Lender is entitled to receive a certificate for the balance of the 10,000,000 shares of common stock representing the Share Collateral for the $1,000,000 balance of the funds that may be disbursed under the Loan Agreement.  To the extent the $1,000,000 balance of funds are not delivered, we are entitled to cancel such certificate, with the Lender retaining the appropriate number of shares as collateral for advances in excess of $1,000,000.

If there is a trading halt in our common stock or we file for bankruptcy or reorganization, the Lender has full recourse against the Company to collect the unpaid amounts owing under the Loan Agreement and notes issued pursuant thereto, including a lien on all of our assets.  In the event of the occurrence of another type of default, including a “change in control” (as defined in the Loan Agreement), which we do not cure in a timely fashion, the Lender, as its sole recourse, is entitled to take possession for its sole benefit of the shares of common stock designated as collateral for the principal amount of the Loan that is in default.

FOR THE FULL TERMS OF THE ABOVE LOAN AGREEMENT AND NOTES ISSUABLE THEREUNDER, PLEASE REFER TO THE COPIES OF THE AGREEMENT AND FORM OF NOTE FILED AS EXHIBITS TO THIS REPORT.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

10.30	Loan Agreement, dated as of April 15, 2010, between Winsor Capital Inc. and the Company.

10.31	Form of Note issuable pursuant to the Loan Agreement, dated April 15, 2010, between Winsor Capital Inc. and the Company.

SIGNATURES

      Pursuant to the  requirements of the Securities  Exchange Act of 1934, the registrant  has duly  caused  this  report  to be  signed  on its  behalf by the undersigned hereunto duly authorized.

LI-ION MOTORS CORP.

Dated: April 21, 2010	By:	/s/ Stacey Fling
Stacey Fling, Chief Executive Officer